Exhibit 10.2

Execution Version

SETTLEMENT AND LIEN RELEASE AGREEMENT

This Settlement and Lien Release Agreement (this “Agreement”) dated as of January 3, 2022, is among Abraxas Petroleum Corporation, a Nevada corporation (the “Borrower”), the undersigned Guarantors (the “Guarantors”), the undersigned Lenders (the “Lenders”), the undersigned Swap Counterparties (the “Swap Counterparties”), and Société Générale, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

INTRODUCTION

A. The Borrower, the financial institutions party thereto as Lenders, the Issuing Lender, and the Administrative Agent have entered into the Third Amended and Restated Credit Agreement, dated as of June 11, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Administrative Agent, the Lenders, Angelo Gordon Energy Servicer, LLC, as the administrative agent under the Senior Secured Term Loan Agreement (the “Term Loan Agent”) and the lenders under the Senior Secured Term Loan Agreement (collectively, the “Term Loan Lenders”) have agreed to support the sale of the Assets (as defined in the Asset Purchase Agreement between the Borrower and Lime Rock Resources V, L.P. (the “Buyer”), in the form of Exhibit A hereto (with any modifications thereto as are reasonably acceptable to the Administrative Agent in accordance with the terms hereof) (the “APA”)) to the Buyer, on the terms and conditions set forth herein and the APA.

C. Subject to the terms and conditions set forth herein, in connection with the consummation of the transactions contemplated by the APA and hereby, (i) the Administrative Agent, at the direction of the Lenders, has agreed to release its liens and security interests on the Assets and the other Collateral and (ii) the Lenders and other Secured Parties have agreed to terminate the Loan Documents and release any remaining Obligations upon the Borrower paying the Release Amount (as defined below).

THEREFORE, the Borrower, the Guarantors, the Lenders, the Swap Counterparties, the Issuing Lender and the Administrative Agent hereby agree as follows:

Section 1. Definitions; References. All capitalized terms not otherwise defined in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Sale Transaction.

(a) Notwithstanding anything to the contrary in Credit Agreement or any other Loan Document, the Borrower hereby agrees that:

(i) it shall deliver a copy of the fully executed APA to the Administrative Agent promptly after execution thereof;

(ii) it shall not agree or otherwise consent to any amendment, restatement, supplement, modification or replacement of the APA without the prior written consent of the Administrative Agent to the extent any such amendment, restatement, supplement, modification or replacement materially adversely affects the Administrative Agent, the Lenders, the Swap Counterparties, or their rights hereunder or under any Loan Document or any Specified Hedge Contract;

(iii) it shall consummate the transactions contemplated by the APA on or before January 3, 2022 (or such later date as agreed to by the Administrative Agent; provided that (x) any such extension shall be conditioned upon the Administrative Agent’s receipt of satisfactory evidence that the forbearance period under the Second Lien Forbearance (as defined below) has been extended for a corresponding period, and (y) any such extension beyond January 14, 2022 shall require the consent of each Lender) (such date, as may be extend in accordance with this clause (iii), the “Outside Date”);

(iv) 100% of the proceeds of the sale of the Assets paid to the Borrower (or its subsidiaries) on the Closing Date (plus the amount of any Deposit (as defined below) (the “Net Sale Proceeds”), but not to exceed the Distribution Cap referenced below, shall be immediately following consummation of the sale of the Assets deposited in a deposit account designated by the Administrative Agent to the Borrower in writing before the Closing Date;

(v) on the Closing Date, the Borrower shall apply the Net Sale Proceeds plus, solely to the extent such Net Sale Proceeds are insufficient, cash on the Borrower’s balance sheet in excess of $2,000,000, to repay the Obligations in the following order:

(a)

first, to all accrued and unpaid interest at the default rate specified in the Credit Agreement on the Obligations outstanding as of the Closing Date (including, without limitation, all accrued and unpaid interest on the Swap Termination Amounts at the rate equal to the interest rate applicable to Reference Rate Advances under the Credit Agreement plus the Default Amount as defined in Amendment No. 11);

(b)

second, to all reasonable and documented professional fees of the Administrative Agent and the Lenders for which invoices are delivered no later than one Business Day prior to the Closing Date and which are due and payable as provided in this Agreement or the Credit Agreement as of the Closing Date; and

(c)

last, to repay outstanding principal of the Advances under the Credit Agreement and the Hedge Termination Claims in accordance with the Credit Agreement; provided that, the aggregate amount to be paid under this clause (c) shall not exceed the product of the Closing Date Claims Amount multiplied by 95% (the “Distribution Cap”); and

(vi) on the Closing Date, if the amount received by the Administrative Agent under clause (c) above is less than the Distribution Cap, the Borrower shall, or shall cause one or more of its Affiliates to, pay to the Administrative Agent the difference between the amount received by the Administrative Agent under clause (c) above and the Distribution Cap.

As used herein:

“Closing Date Claims Amount” means, as calculated before the application of payments to the outstanding Obligations pursuant to Section 2(a)(v)(c) herein, (i) the aggregate outstanding principal amount of the Advances under the Credit Agreement as of the Closing Date, plus (ii) the aggregate outstanding principal amount of the Swap Termination Amounts as of the Closing Date; provided that, for purposes of calculating the aggregate Swap Termination Amounts, the claims arising under the EWB Hedge Contract shall not exceed the EWB Hedge Contract Cap.

“EWB Hedge Contract Cap” means $3,500,000.

“Forbearance Agreement” means the Forbearance Agreement, dated as of March 31, 2021, among the Borrower, the Guarantors, the Lenders, the Issuing Lender and the Administrative Agent, as amended by that certain Agreement, Joinder, Amendment to Forbearance Agreement Amendment No. 11 to Credit Agreement, dated April 28, 2021 (“Amendment No. 11”).

“Hedge Termination Claim” means the Obligation of the Borrower to each of the Swap Counterparties with respect to the Swap Termination Amounts and other amounts payable by the Borrower under the applicable Specified Hedge Contract(s) in connection with the termination or unwind thereof and the transactions thereunder.

“Release Amount” means the sum of (i) all accrued and unpaid interest and fees described in Section 2(a)(v)(a) and Section 2(a)(v)(b) herein and (ii) the amount described in Section 2(a)(v)(c) but not to exceed for purposes of this clause (ii) the Distribution Cap.

“Specified Hedge Contracts” means the following Hedge Contracts: (i) the ISDA Master Agreement dated as of June 21, 2007, between the Borrower and Société Générale (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder, the “SG Hedge Contract”), (ii) the ISDA Master Agreement dated as of January 4, 2017, between the Borrower and Associated Bank, National Association (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder, the “AB Hedge Contract”), (iii) the ISDA Master Agreement dated as of April 17, 2019, between the Borrower and East West Bank (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder, the “EWB Hedge Contract”), and (iv) the ISDA Master Agreement dated as of December 2, 2019, between the Borrower and Morgan Stanley Capital Group Inc. (together with any amendments or modifications thereto and any schedules and exhibits thereto and confirmations thereunder, the “MS Hedge Contract”).

“Swap Termination Amounts” means all unpaid termination amounts in respect of any Specified Hedge Contract (including, without limitation, all amounts payable by the Borrower to a Swap Counterparty resulting from any consensual termination or unwind of transactions under any Specified Hedge Contract).

(b) Without limitation of the Liens granted by the Borrower to the Administrative Agent under the Security Agreement, in consideration of the accommodations granted by the Administrative Agent hereunder and as collateral security for the prompt and complete payment and performance when due of all Obligations, the Borrower hereby assigns, pledges, and grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien on and continuing security interest in all the Borrower’s right, title and interest in, to and under, the following items, whether now owned or hereafter acquired by the Borrower and wherever located and whether now owned or hereafter existing or arising: the APA, any escrow agreement entered into between the Buyer and Seller in connection with the APA, any deposit made by the Buyer in favor of the Seller in connection with the APA (any such deposit, the “Deposit”), and all proceeds and products of any and all of the foregoing and all other payments now or hereafter due and payable with respect to, and guarantees and supporting obligations relating to, any and all of the foregoing and, to the extent not otherwise included, all payments of any indemnity, warranty or guaranty in respect to any of the foregoing. The Borrower shall use commercially reasonable efforts to cause the account in which any Deposit is maintained during the escrow period to be subject to an account control agreement in favor of the Administrative Agent, which account control agreement shall be released and the Administrative Agent’s interest in such account terminated upon the Administrative Agent’s receipt of the Release Amount and the consummation of the transactions contemplated hereby.

(c) If the APA is terminated and the Borrower is entitled to retain the Deposit, if any, in accordance with the terms of the APA, the Borrower shall cause the full amount of such Deposit to be delivered to the Administrative Agent immediately upon the release of such Deposit from escrow and the Borrower hereby agrees that the Administrative Agent may apply the full amount of such Deposit to the outstanding Obligations under the Credit Agreement in accordance with the terms of such document as in effect on the date hereof.

Section 3. Lien Release and Discharge of Obligations.

(a) Upon the Administrative Agent’s receipt of the Release Amount on or before the Outside Date in accordance with this Agreement:

(i) the Administrative Agent and each other Secured Party shall, on the Closing Date, fully, completely and irrevocably release all of its Liens, claims and other encumbrances on (x) the Assets such that the Buyer shall obtain such Assets free and clear of all Liens, claims and encumbrances of the Administrative Agent, the Lenders and the Swap Counterparties, and (y) all other Collateral and other assets of the Borrower or any other Loan Parties on which the Administrative Agent, Lenders or other Secured Parties have or may have a Lien;

(ii) notwithstanding anything to the contrary in any Loan Document or Specified Hedge Contract, subject to Section 3(c), each of the Secured Parties agree and acknowledge all Obligations owing or payable as of the Closing Date (other than the Release Amount) shall be deemed to be satisfied and discharged in full and forever released, including any amounts of Obligations that remain outstanding following payment of the Release Amount, and none of the Secured Parties may, except as otherwise set forth in Section 3(c), assert claims or seek payment for any other amounts arising under the Loan Documents or Specified Hedge Contracts other than claims for any indemnification or other provision in the Credit Agreement or other Loan Document or Specified Hedge Contract that by its express terms survives the termination of the Credit Agreement or such other Loan Document or Specified Hedge Contract;

(iii) the Administrative Agent and the other Secured Parties agree that on the Closing Date, after the Administrative Agent’s receipt of the Release Amount and giving effect to the transactions contemplated by this Agreement, (a) the Administrative Agent (or its designee) shall file UCC termination statements in form and substance satisfactory to the Administrative Agent, the Borrower and the Term Loan Agent to terminate any UCC financing statements filed pursuant to the Credit Agreement, any other Loan Document or the Specified Hedge Contracts, (b) the Administrative Agent shall execute and deliver to the Borrower (or its designee) in recordable form, customary mortgage releases reasonably requested by the Borrower or the Term Loan Agent, in form and substance satisfactory to the Borrower, the Administrative Agent and the Term Loan Agent, and the Borrower (or its designee) is authorized to file such releases with the appropriate authority upon such execution and delivery by the Administrative Agent, (c) the Administrative Agent and the other Secured Parties shall deliver to the Borrower (or its designee) all original stock certificates, promissory notes and all other Collateral in the Administrative Agent’s or such Secured Party’s possession, and (d) the Administrative Agent and the other Secured Parties agree to take such additional steps as may from time to time reasonably be requested by the Borrower or Term Loan Agent, in each case, at the expense of the Borrower, to evidence the release of the Collateral from any mortgages, liens, pledges, assignments or security interests in favor of the Administrative Agent or other Secured Parties under any of the Security Instruments; and

(iv) the Secured Parties, the Borrower and the Guarantors agree that the Credit Agreement, the other Loan Documents and each Specified Hedge Contract shall automatically terminate without any further obligations or amounts owing to the Secured Parties (the “Termination”); provided that, notwithstanding anything to the contrary in this Section 3, any indemnification or other provision in the Credit Agreement or other Loan Document or Specified Hedge Contract that by its express terms survives the termination of the Credit Agreement or such other Loan Document or Specified Hedge Contract, as applicable, and any confidentiality provisions in the Credit Agreement, shall continue in full force and effect.

(b) Effective upon the Termination, without limitation of the releases set forth in Section 8 hereof and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and each other Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and each other Related Party of such Secured Party (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Termination and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document or Specified Hedge Contract, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 3(b) are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 3(b). In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 3(b) shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents and Specified Hedge Contracts, the payment in full of the Obligations and the termination of the Commitments. Nothing in this Section 3(b) shall apply with respect to any breach of this Agreement by a Secured Party.

(c) Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by, any Secured Party from or for the account of the Borrower or any Guarantor is avoided, rescinded, set aside or must otherwise be returned or repaid by such Secured Party whether in any bankruptcy, reorganization, insolvency or similar proceeding involving the Borrower, any Guarantor, or otherwise, the indebtedness intended to be repaid thereby shall be reinstated (without any further action by any party) and shall be enforceable against the Borrower and the Guarantors. In such event, the Borrower and the Guarantors shall be and remain liable to such Secured Party for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

(d) The Administrative Agent may terminate this Agreement without the consent of any other party hereto on the earlier (the date of any such termination, the “Termination Date”) of (i) 5:00 p.m., New York time, on the Outside Date if the Administrative Agent has not received the Release Amount, and (ii) the occurrence of any Event of Default (other than the Specified Events of Default) or any breach or default by the Borrower or any Guarantor under this Agreement to the extent such breach or default is not cured within five (5) Business Days of the Borrower having notice thereof. On the Termination Date, the Administrative Agent, the Lenders and the Swap Counterparties shall have no further obligations under this Agreement, including, without limitation, any obligations to release its Liens on the Assets or any obligations under Section 6 hereof (and any and all obligations of the Administrative Agent, the Lenders and the Swap Counterparties under this Agreement shall be null and void on and after the Termination Date).

Section 4. Reaffirmation of Liens and Guaranty. Each of the Borrower and each Guarantor (i) is party to certain Security Instruments securing and supporting the Borrower’s and Guarantors’ obligations under the Loan Documents and the Specified Hedge Contracts, (ii) represents and warrants that according to their terms the Security Instruments will continue in full force and effect to secure the Borrower’s and Guarantors’ obligations under the Loan Documents and the Specified Hedge Contracts, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Instruments and this Agreement are valid and subsisting and create an Acceptable Security Interest in the Collateral to secure the Borrower’s and Guarantors’ obligations under the Loan Documents and the Specified Hedge Contracts, as the same may be amended, supplemented, or otherwise modified. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Loan Documents or Specified Hedge Contracts.

Section 5. Representations and Warranties. Each of the Borrower and each Guarantor represents and warrants to the Administrative Agent, the Lenders, and the Swap Counterparties that:

(i) the representations and warranties set forth in the Credit Agreement, the Guaranties and in the other Loan Documents and Specified Hedge Contracts (other than Section 4.14(b) of the Credit Agreement or any other representation and warranty relating solely to the existence of a Default or Event of Default that is untrue due to the existence of the Specified Events of Default (as defined in the Forbearance Agreement)) are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Loan Document or Specified Hedge Contracts;

(ii) (i) the execution, delivery, and performance of this Agreement are within the corporate, limited liability company or other power and authority of the Borrower or such Guarantor, as applicable, and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(iii) as of the date of this Agreement, the Borrower is justly and truly indebted in the following Swap Termination Amounts, without defense, offset, counterclaim or recoupment, and which Swap Termination Amounts constitute Obligations (the “Hedge Close Out Amounts”): (i) the Close-out Amount (as defined in the MS Hedge Contract) owed by the Borrower in respect of MS Hedge Contract is $7,336,578.34; (ii) the Termination Amount (as defined in that certain letter agreement between the Borrower and Société Générale dated April 15, 2021) owed by the Borrower in respect of the termination of the transactions under the SG Hedge Contract is $597,015.87; and (iii) the aggregate amount owed by the Borrower to Associated Bank, National Association in respect of the termination of the transactions under the AB Hedge Contract is $88,745.60, in each case of (i) – (iii) plus accrued and unpaid interest at the applicable rate and in accordance with the terms of the Agreement, Joinder, Amendment to Forbearance Agreement and Amendment No. 11 to Credit Agreement dated as of April 28, 2021 by and among the Borrower, the Guarantors, the RBL Agent and the Revolving Lenders (such interest, the “Hedge Close Out Amount Interest”); provided, that notwithstanding anything herein to the contrary, the claims arising under the EWB Hedge Contract shall not exceed the EWB Hedge Contract Cap; and

(iv) as of the effectiveness of this Agreement and after giving effect hereto, no Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing.

Section 6. Effectiveness. This Agreement shall become effective and enforceable against the parties hereto, upon the occurrence of the following conditions precedent (such date being the “Effective Date”):

(i) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by each Lender and each Swap Counterparty and duly authorized officers of the Borrower and the Guarantors.

(ii) The representations and warranties in this Agreement shall be true and correct before and after giving effect to this Agreement (other than Section 4.14(b) of the Credit Agreement or any other representation and warranty relating solely to the existence of a Default or Event of Default that is untrue due to the existence of the Specified Events of Default).

(iii) No Default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing.

(iv) No event that would constitute a breach or default by the Borrower or any Guarantor of the terms and conditions of this Agreement (including, without limitation, under Section 2(a) hereof) shall have occurred and be continuing as of the Effective Date.

(v) (i) The Administrative Agent shall have received a copy of a fully executed forbearance agreement amendment dated as of the date hereof with respect to the Senior Secured Term Loan Agreement among the Borrower, the other Loan Parties, the lenders party to the Senior Secured Term Loan Agreement, and Angelo Gordon Energy Servicer, LLC, as administrative agent (the “Term Loan Agent”), which shall (A) temporarily forbear all defaults caused by or corresponding to the Specified Events of Default under and pursuant to the Senior Secured Term Loan Agreement, including any cross-defaults, until a date no earlier than 5:00 p.m. (New York time) on January 3, 2022, (B) provide for the release of the Liens of the lenders party to the Senior Secured Term Loan Agreement and the Term Loan Agent on the Assets upon the consummation of the transactions contemplated by the APA and the Administrative Agent’s receipt of the Net Sale Proceeds on the Closing Date in accordance with the terms thereof, and (C) otherwise be in a form satisfactory to the Administrative Agent (the “Second Lien Forbearance”) and (ii) the Second Lien Forbearance shall be effective or shall become effective on the Effective Date substantially simultaneously with this Agreement.

(vi) The Administrative Agent shall have received such other certificates, documents, instruments and agreements as the Administrative Agent may reasonably request in connection herewith.

(vii) The Borrower shall have paid (i) all costs, expenses, and fees of the Administrative Agent and each Lender which have been invoiced and are required to be reimbursed by the Borrower pursuant to Section 9.04 of the Credit Agreement or any other written agreement (regardless of whether demand therefor has been made), and (ii) all costs, expenses and fees of the Administrative Agent and each Lender incurred in connection with the preparation, negotiation and delivery of this Agreement.

Section 7. Acknowledgments and Agreements.

(a) Cooperation.

(i) The Borrower hereby covenants and agrees that it shall and shall cause each of its Subsidiaries, and shall use commercially reasonable efforts to cause each of their respective officers, directors, employees and advisors to (i) cooperate fully with RPA, financial advisor to the Administrative Agent, in connection with RPA’s review, analysis, and evaluation of the Borrower’s and its Subsidiaries’ financial affairs, finances, financial conditions, business, and operations (including historical financial information and projections) and (ii) cooperate fully with the Administrative Agent, the Lenders, the Swap Counterparties, and their respective designees in furnishing information reasonably available to the Borrower and its Subsidiaries as and when requested by the Administrative Agent, the Lenders, the Swap Counterparties, and their respective designees, including, without limitation, the Borrower’s and its Subsidiaries’ financial affairs, finances, financial condition, business, and operations.

(ii) The Administrative Agent, on behalf itself and the Lenders, agrees that, during the period between the date of this Agreement and the earlier of the Closing Date (after giving effect to the transactions contemplated by the APA) and the Termination Date, it shall support and take such commercially reasonable actions as may be reasonably requested by the Borrower to facilitate the consummation of the transactions contemplated by the APA and it shall not, and shall not encourage any person or entity to, take any action to interfere with the consummation of the transactions contemplated by the APA.

(iii) The Borrower shall not agree or otherwise consent to any amendment, restatement, supplement, modification or replacement of the Second Lien Forbearance without the prior written consent of the Administrative Agent.

(iv) Each of the Lenders, Swap Counterparties and Administrative Agent agrees to fully support and take all actions necessary to effectuate the release of Liens subject to and in accordance with the terms hereof, and each of the Lenders, Swap Counterparties and Administrative Agent further agrees not to, and not to direct the Administrative Agent to, exercise remedies on any Specified Events of Default so long as this Agreement remains in full force and effect.

(b) Requested Information. At the reasonable request of the Administrative Agent, the Lenders, the Swap Counterparties, and their respective designees, subject to privilege and other confidentiality requirements, the Borrower hereby agrees that it shall use its commercially reasonable efforts to cause the chief executive officer, the chief financial officer, and such other officers, directors, employees, and advisors of the Borrower to make themselves available to discuss any matters regarding the Borrower’s or any Subsidiary’s financial affairs, finances, financial condition, business, and operations, all upon reasonable notice during normal business hours to fully disclose to the Administrative Agent, the Lenders, the Swap Counterparties, and their respective designees all information reasonably requested by the Administrative Agent, the Lenders, the Swap Counterparties, and their respective designees regarding the foregoing.

(c) Obligations. Each Loan Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms (including the accrual of the interest at the rate set forth in clause (c) above), and each Loan Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Loan Party, the Administrative Agent, and each other party hereto acknowledges and agrees that the Credit Agreement and each other Loan Document and each Specified Hedge Contract is and remains in full force and effect, and each Loan Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, the Guaranty, the Security Instruments and the Specified Hedge Contracts are not impaired in any respect by this Agreement.

(d) Reservation of Rights. Subject to Section 7(a), the Administrative Agent, the Lenders, and the Swap Counterparties hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents and the Specified Hedge Contracts. Other than as expressly set forth in this Agreement including Section 3(a), this Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default or termination event under any of the Loan Documents or any of the Specified Hedge Contracts, including but not limited to, the Specified Events of Default, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents or any of the Specified Hedge Contracts, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents or any rights or remedies of any Swap Counterparty with respect to its respective Specified Hedge Contracts, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents or the rights of any Swap Counterparty to collect the full amounts owing to it under its Specified Hedge Contracts.

(e) This Agreement. Without limiting the foregoing, any breach of the representations, warranties, and covenants under this Agreement that remain uncured five (5) Business Days following the Borrower having notice thereof shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f) Lenders’ and Swap Counterparties’ Rights. The Lenders and the Swap Counterparties, except as expressly set forth in this Agreement including Section 3(a) and Section 7(a), (A) expressly retain and reserve all their rights and remedies available to them at any time (including, without limitation, (i) the right to declare the Advances, all interest thereon, and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon each Advance, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, (ii) the right to charge a default rate of interest as set forth in the Credit Agreement or Amendment No. 11, (iii) the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower and any other Loan Party now or hereafter existing under the Credit Agreement or any other Loan Document or Specified Hedge Contract, irrespective of whether or not such Lender shall have made any demand under the Credit Agreement or such other Loan Document or Specified Hedge Contract and although such obligations may be unmatured, (iv) the right to terminate their respective Specified Hedge Contracts in accordance with the terms thereof, and (v) the right to engage additional counsel and other advisors at the Borrower’s expense and without any further notice, except for the notice, if any, required under the Credit Agreement or applicable law; and (B) do not waive the Specified Events of Default; any such waiver, if done, would only be effective to the extent, and subject to terms and conditions, set forth in a separate written instrument executed and delivered by all the Lenders or the Required Lenders, as required under the Credit Agreement.

(g) Hedge Terminations and Payments.

(i) The Borrower agrees that, until the termination of this Agreement, the Borrower shall not, nor shall it permit any of its Subsidiaries, to make any payment (other than monthly hedge settlement payments in the ordinary course of business, mandatory prepayments under clauses (v) and (vi) of Section 2.05(b) of the Credit Agreement, and payments required under Section 8(c)(ii) of the First Forbearance Amendment) in respect of any Specified Hedge Contract, including any Specified Hedge Contract that has been subject to a Hedge Termination; provided, that the Borrower shall be permitted and agrees to timely make the payment contemplated by Section 2(a)(v) above. Notwithstanding any other term of the Credit Agreement, a termination of a Specified Hedge Contract or any transaction thereunder shall not be deemed to be a breach of any term of the Credit Agreement (including without limitation Section 5.15 thereof) so long as no enforcement action is taken or litigation is brought in connection with such termination or any other action is taken to collect amounts owing under such Specified Hedge Contract in connection with such termination (provided that a Swap Counterparty may demand payment of the close out amount either under any swap termination agreement with the Borrower or any calculation notice required to be delivered in accordance with the terms of the applicable Specified Hedge Contract).

Section 8. RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and each other Related Party of such Secured Party (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document or Specified Hedge Contract, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 8 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 8. In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 8 shall survive the termination of this Agreement, the Credit Agreement and the other Loan Documents and Specified Hedge Contracts, the payment in full of the Obligations and the termination of the Commitments.

Section 9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 10. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR SPECIFIED HEDGE CONTRACT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND SPECIFIED HEDGE CONTRACTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 11. Miscellaneous.

(i) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original. Delivery of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

(ii) NO ORAL AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE SPECIFIED HEDGE CONTRACTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(iii) Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and each Lender for all of its costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the fees, charges and disbursements of counsel to the Administrative Agent and each Lender.

(iv) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(v) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(vi) Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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EXECUTED as of the date first set forth above.

BORROWER:

ABRAXAS PETROLEUM CORPORATION

By:	/s/ Steve Harris
Name: Steve Harris
Title: Vice President and Chief Financial Officer

GUARANTORS:

ABRAXAS PROPERTIES INCORPORATED

By:	/s/ Steve Harris
Name: Steve Harris
Title: Vice President, Treasurer and Assistant Secretary

SANDIA OPERATING CORP.

By:	/s/ Steve Harris
Name: Steve Harris
Title: Vice President, Treasurer and Assistant Secretary

RAVEN DRILLING, LLC

By:	/s/ Steve Harris
Name: Steve Harris
Title: Vice President, Treasurer and Assistant Secretary

[Signature Page to Agreement – Abraxas Petroleum Corporation]

SOCIÉTÉ GÉNÉRALE, as Administrative Agent, a Lender and as a Swap Counterparty

By:	/s/ Emmanuel Chesneau
Name:	Emmanuel Chesneau
Title:	Managing Director

[Signature Page to Agreement – Abraxas Petroleum Corporation]

TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Davis Browning
Name:	Davis Browning
Title:	AVP

[Signature Page to Agreement – Abraxas Petroleum Corporation]

CADENCE BANK, as a Lender

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Executive Vice President

[Signature Page to Agreement – Abraxas Petroleum Corporation]

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

[Signature Page to Agreement – Abraxas Petroleum Corporation]

CIT BANK, N.A. , as a Lender

By:	/s/ John S. Usi III
Name:	John S. Usi III
Title:	Senior Vice President

[Signature Page to Agreement – Abraxas Petroleum Corporation]

ASSOCIATED BANK, N.A., as a Lender and as a Swap Counterparty

By:	/s/ Farhan Iqbal
Name:	Farhan Iqbal
Title:	Senior Vice President

[Signature Page to Agreement – Abraxas Petroleum Corporation]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ James P. Cecil
Name:	James P. Cecil
Title:	Senior Vice President

[Signature Page to Agreement – Abraxas Petroleum Corporation]

EAST WEST BANK, as a Lender and as a Swap Counterparty

By:	/s/ Gwen Sizemore
Name:	Gwen Sizemore
Title:	First Vice President

MORGAN STANLEY CAPITAL GROUP INC., as a Lender and as a Swap Counterparty

By:	/s/ Parker Corbin
Name:	Parker Corbin
Title:	Chairman, President, CEO

[SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 10]